Exhibit 99.1

NEWS RELEASE

Golden Queen Announces Final Drill Assays from the

2018 Main Pit 2 Infill Drilling Program and April Production Results

VANCOUVER, BRITISH COLUMBIA – May 17, 2018 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to announce drill results for nine (9) additional holes at its 50%-owned Soledad Mountain gold-silver mine (the “Mine”) located south of Mojave, California.

The drill results are part of the Company’s recently completed 2018 Main Pit 2 Infill Drilling program. (See releases dated April 3, 2018 and April 19, 2018 for complete results.) The completed holes GQ-836 through GQ-844 continue to be successful in intersecting and geologically verifying existing shallow mineralized zones in and around the currently mined East Pit, and also continue to be successful in exploring for and intersecting deeper mineralized zones. In some cases, new mineralized zones have potentially been identified.

Each hole listed in the table below has intersected strong alteration envelopes and locally significant gold/silver mineralization associated with the Patience, Independence, Queen Esther and Main Fault zones, and has continued to encounter the Silver Queen target beneath the East Pit and at shallower levels adjacent to the East Pit.

Several key features have been observed in the drill cuttings from this group of nine (9) holes and, in fact, these features have largely been observed in most drill holes from this program:

•	Several unnamed or unknown mineralized zones continue to be intersected in most holes drilled from the East Pit, usually situated between the Patience and Queen Esther zones and/or between the Queen Esther and Silver Queen zones. Previous interpretive work has concluded that these zones may be subparallel to the Queen Esther zone, may be relatively flat-lying, and locally carry significant gold and silver grades (see accompanying table, in particular holes GQ-836, GQ-837 and GQ-838). Further work and interpretation must be completed to determine whether the gold/silver grades encountered so far in these structures show continuity from section to section. It is worthy to note that the current drilling program was designed to explore new areas around the Queen Esther and Silver Queen veins for potential ore zones that may expand the current pit design;

•	A potentially new style of mineralization at Soledad Mountain, first mentioned in the previous press release of April 19, 2018, has continued to be observed from several drill holes in this final series of assays, specifically in holes GQ-836 and GQ-838. This mineralization appears to be associated with the contact between porphyritic rhyolite dikes and small plugs (rock unit Trp) with the pyroclastic volcanic country rock (rock unit Tmp). Quartz veinlet and stock work zones are hosted by the pyroclastic rocks with mineralization ranging from 5 to 20+ feet outward from the rhyolite dike contact. Further interpretive work is required to determine if this “new” mineralization is volumetrically significant, or if it represents a local phenomenon.

•	Two (2) drill holes, GQ-842 and GQ-843, were completed to target and test relatively shallow portions of the Silver Queen vein adjacent to the East Pit and between two (2) areas of historic mining on this vein system. These holes were successful in verifying the presence of unmined and in-place vein material with significant gold/silver mineralization (see attached table). Additional mineralization was also encountered from vein zones in the hanging wall (HW) and footwall (FW) areas of the Silver Queen vein structure.

•	Hole GQ-842 also hit a deeper structure below the Silver Queen vein. Initial interpretations suggest that this deep structure may be the Main Fault. Previous interpretive work at Soledad Mountain has concluded that the Main Fault is a post-mineral fault only; however, gold and silver mineralization was intersected in an area where the Main Fault would project through (see accompanying table). If this intersection represents Main Fault mineralization, then, in addition to post-mineral movement, this structure was active during periods of mineralization in addition to the previously noted post-mineral movement. Consequently, it would also become a noteworthy future exploration target.

•	Holes GQ-840 and GQ-841 were drilled mostly for geotechnical and mine planning purposes, but also to test for any remaining mineralization in and around areas of historical mining. Hole GQ-840 targeted stoping areas within the Golden Queen vein, and GQ-841 targeted stoping areas within the Silver Queen vein. After hitting underground workings, the drilling operations were hampered by poor drill circulation, poor sample returns and other adverse conditions, but satisfactory mineralized material was recovered nonetheless (see accompanying table). Although this material is most likely not ‘in-place’ and should not be used in any resource determination, it shows that mineralized material exists around these old stopes and potentially could be recovered should future mining progress down to these levels.

•	GQ-839 was completed to target the strike extension of the Silver Queen vein system to the southeast. The hole hit several substantial vein quartz and silicified zones, including a vein zone underneath the main Silver Queen structure, which may represent the Main Fault or a new structure. Although only a small gold mineralized zone was intersected (see attached table), trace element geochemistry throughout this hole was strongly enriched in elements such as mercury, arsenic and antimony. This suggests that the drill hole penetrated the upper level of an epithermal, precious metals-bearing vein system, which is typically precious metals-poor. Future drilling in this vicinity would target areas which are deeper and underneath the vein quartz zones intersected in this hole. Productive, precious metals-bearing vein systems could exist in this targeted area and future drilling programs would test this hypothesis.

In general, the true thickness of the various mineralized zones is estimated at 75-95% of the mineralized interval in the drill hole. The table below highlights the assay results and initial observations:

Hole #	Hole depth (feet)	Drilled interval (feet)	Length of drilled interval in hole (feet)	Estimated true thickness of drilled interval (feet)	Au (opt)	Ag (opt)	Structure
GQ-836	900	140 – 175	35	30.7	0.042	0.62	Patience
		(including 150 – 155)	5	4.4	0.149	0.36
		190 - 195	5	4.9	0.016	0.05	unknown
		420 - 430	10	9.7	0.017	0.07	Queen Esther
		450 - 455	5	4.9	0.017	0.09	Queen Esther
		610 - 615	5	4.1	0.040	1.33	TRP dike – TMP contact
GQ-837	885	20 – 35	15	14.5	0.057	0.27	unknown
		(including 30 - 35	5	4.8	0.152	0.34	unknown
		90 - 100	10	9.6	0.011	0.09	Independence
		110 - 115	5	4.8	0.010	0.07	Independence
		200 - 205	5	4.7	0.010	0.08	unknown
		235 - 290	55	51.7	0.048	0.29	Queen Esther
		(including 240 - 245)	5	4.7	0.159	0.30
		(including 260 - 265)	5	4.7	0.118	0.22
		645 - 660	15	13.3	0.002	0.25	Silver Queen
GQ-838	900	45 - 50	5	4.9	0.027	0.55	unknown
		75 - 85	10	9.8	0.012	0.07	Independence
		100 - 105	5	4.9	0.011	0.15	Independence
		125 - 160	35	34.0	0.029	0.28	Queen Esther
		195 - 200	5	4.1	0.016	0.18	TRP dike-TMP contact
		380 - 385	5	4.7	0.010	0.06	TRP dike-TMP contact
		445 - 450	5	4.6	0.095	0.06	unknown
		460 - 465	5	4.6	0.010	0.03	unknown
		570 - 620	50	45.6	0.003	0.18	TRP dike-TMP contact
		895 - 900	5	4.2	0.010	0.52	Silver Queen
GQ-839	1,065	885 - 900	15	13.5	0.018	0.28	Silver Queen vein
GQ-840	555	70 - 115	45	40.5	0.022	0.06	Golden Queen hanging wall (HW) vein zone
		125 - 140	15	13.4	0.015	0.21	Starlight HW vein zone
		180 - 185	5	4.5	0.022	0.46	Golden Queen HW vein zone
		210 - 235	25	22.3	0.012	0.18	Golden Queen HW vein zone
		255 - 260	5	4.5	0.014	0.10	Golden Queen HW vein zone
		300 - 340	40	35.8	0.021	0.19	Golden Queen vein
		340 - 430	90	80.6	0.037	0.50	Golden Queen vein(1)
		440 - 445	5	4.5	0.012	0.59	Golden Queen footwall (FW) vein zone
		455 - 475	20	18.1	0.023	0.82	Golden Queen (FW) vein zone
GQ-841	670	300 - 315	15	14.4	0.015	0.12	Silver Queen hanging wall (HW) vein zone
		330 - 335	5	4.8	0.013	0.20	Silver Queen HW vein zone
		370 - 405	35	33.1	0.009	0.29	Silver Queen HW vein zone
		405 - 425	20	N/A	N/A	N/A	OPEN STOPE
		425 - 455	30	28.5	0.048	5.34	Golden Queen vein(1)
		455 - 495	40	N/A	N/A	N/A	No sample return
		495 - 540	45	43.3	0.019	0.24	Silver Queen vein (2)
		580 - 600	20	19.4	0.018	0.18	Silver Queen footwall (FW) vein zone(2)
		645 - 670	25	24.2	0.011	0.05	Silver Queen (FW) vein zone(2)
GQ-842	900	280 - 295	15	12.3	0.033	0.21	Silver Queen hanging wall (HW) vein zone
		335 – 435	100	83.1	0.046	0.42	Silver Queen vein
		(including 360 – 365)	5	4.2	0.091	0.72
		(including 405 – 420)	15	12.5	0.093	0.72
		460 - 465	5	4.2	0.010	0.09	Silver Queen footwall (FW) vein zone
		525 - 530	5	12.5	0.017	0.31	Silver Queen FW vein zone
		540 – 545	5	4.2	0.015	0.62	Silver Queen FW vein zone
		590 – 620	30	23.8	0.048	0.34	unknown
		(including 600 -605)	5	4.0	0.197	0.60	unknown
		690 - 695	5	4.3	0.010	0.27	Unknown
		755 – 825	70	60.6	0,021	0.97	Unknown
		(including 755 – 760)	5	4.3	0.180	1.12	Main Fault
GQ-843	800	415 - 435	20	16.3	0.054	0.16	Silver Queen hanging wall (HW) vein zone
		475 - 485	10	8.1	0.028	0.81	Silver Queen HW vein zone
		515 - 570	55	43.9	0.049	0.32	Silver Queen vein
		(including 550 - 560)	10	8.0	0.145	0.64
		585 – 600	15	12.0	0.017	0.27	Silver Queen footwall (FW) vein zone
GQ-844	800	240 - 250	10	8.9	0.014	0.09	unknown

(1)	Working intersected with poor sample recovery and poor drill circulation; samples most likely not in place. Use this data with caution.
(2)	May not be in place.

Additional information on the geographic parameters of the drilling program is presented in the table and figure below:

Hole ID	Collar azimuth	Collar inclination	TD
GQ-836	225	-45	900
GQ-837	225	-54	885
GQ-838	225	-50	900
GQ-839	0	-90	1065
GQ-840	45	-85	555
GQ-841	225	-55	670
GQ-842	0	-90	900
GQ-843	225	-85	800
GQ-844	225	-45	800

The following figure illustrates the geographic parameters of the drill program:

*Drawing illustrates the farthest extents of both the current modeled resources/reserves and the structures of interest to the drilling program.

Golden Queen Mining LLC is currently completing the final analysis and interpretation of all the data generated from this drilling program. This work will lead to the generation of an updated resource model for the East Pit and adjacent areas. This work is expected to be completed by the end of May 2018. The resources defined by this exercise will be incorporated into an updated mine plan and 43-101 as required, to be completed during the third quarter.

April Production Results

The Company announces its operating results for April 2018, including total gold production of 3,035 ounces and revenue of US$2.11 m from the sale of 1,351 ounces of gold from the Soledad Mountain gold-silver mine. The remaining April production sale revenue will be recognized in May 2018.

Quality Assurance and Quality Control Procedures

The Main Pit 2 Infill Drilling Program is being accomplished with Reverse Circulation (“RC”) drilling methods using an established contractor, Boart Longyear of Elko, Nevada. Each drill hole has been sampled on five-foot intervals throughout the entire length of the hole, and every interval drilled has been submitted to the independent lab for analysis. On average, approximately eight to ten kg of RC drill cuttings were sent to the lab for each five-foot drill interval. All sampling was conducted under the supervision of the Company’s Qualified Person and/or project geologists, and the chain of custody from the project to the independent lab was continuously monitored. The Company submits approximately 10 to 15% of the samples in the form of blanks; standard reference materials and field duplicates for Quality Assurance/Quality Control (‘QA/QC’) purposes. In addition, the independent lab also completes their own set of QA/QC checks on the Company’s submitted samples. The analytical results of all QA/QC samples have been reviewed prior to the release of this data. All analytical results have also been reviewed for their geological context and checked against the drill logs.

The independent laboratory used for this project was Bureau Veritas Mineral Laboratories (‘BV’) of Sparks, Nevada, an ISO 9001:2000 certified laboratory. Drill samples were picked up at Soledad Mountain by a BV employee and taken to the BV laboratory, where the samples were crushed, pulverized, digested and analyzed. All samples were analyzed for gold and silver. Gold analyses were completed using fire assay fusion and an atomic absorption spectroscopy (‘AAS’) finish on a 30-gram split (FA430-Au method). Silver analyses were completed using aqua regia digestion and an atomic absorption spectroscopy finish (AQ400-Ag method).

Drill hole deviation was measured by north-seeking, gyroscopic down hole surveying tools completed on all holes by Minex of Elko, Nevada. Final collar locations were surveyed by differential GPS by on-staff mine surveyors.

Technical Information

The scientific and technical content of this news release relating to the drill results was reviewed, verified and approved by George F. Klemmick, BSc. Geology and CPG-10937, independent consulting geologist, and a qualified person as defined by National Instrument 43-101.

The scientific and technical content of this news release relating to the operational results was reviewed, verified and approved by Tim Mazanek, SME, a qualified person as defined by National Instrument 43-101.

About Golden Queen Mining Co. Ltd.:

Golden Queen is a gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution with Respect to Forward-looking Statements: Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or "forward-looking statements" within the meaning of applicable Canadian and U.S. securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to the potential that the results of the ongoing infill drilling program, once completed, will support expansion of the mine plan area as well as plans and intentions with respect to activities on the Project. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties regarding results of future drilling supporting theoretical interpretation based on limited drill data, the uncertainties inherent in the interpretation of the results of exploration drilling in general, and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.